                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                               -----------------------

                                       FORM 8-K

                                    CURRENT REPORT

        PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                               -----------------------

                         Date of report:  November 18, 1998
                         (Date of earliest event reported)


                        TELETRAK ENVIRONMENTAL SYSTEMS, INC.
               (Exact name of Registrant as specified in its charter)


                                      Delaware
                   (State or other jurisdiction of incorporation)


          0-13670                                   13-3187778
   (Commission File No.)                (I.R.S. Employer Identification No.)


                                   2 Sutton Road
                            Webster, Massachusetts 01570
                 (Address of principal executive offices; zip code)

                                   (508) 943-5001
                (Registrant's telephone number, including area code)


                     Teletrak Advanced Technology Systems, Inc.
                                 537 Steamboat Road
                            Greenwich, Connecticut 06830
           (Former Name or Former Address, if changed Since Last Report)

ITEM 2.   ACQUISITION OR DISTRIBUTION OF ASSETS

     On November 18, 1998, Helm Capital Group Inc., ("Helm") and its majority-owned subsidiary, Teletrak Advanced Technology Systems, Inc., a Delaware corporation (the "Company"), completed its previously announced merger (the "Merger") with Advanced Environmental Systems, Inc., a Massachusetts corporation ("AES"), pursuant to an Agreement and Plan of Merger dated as of July 24, 1998.

     AES, a privately-held company, specializes in the manufacture, distribution and licensing of industrial "mucking pumps" and related equipment. The design of these pumps, based upon jet pump technology, makes this equipment a highly effective portable tool for the removal of granular wet or dry materials (including sludge, scale and slurries), particularly for environmental cleanup of hazardous matter such as asbestos and lead. The motive power, compressed air or pressurized liquid, provides operating flexibility for hopper loading, vacuum cleaning and submersible application, as well as the ability to collect and transport materials over long distances. With no moving parts, the AES pump is designed to be virtually maintenance free and to require no skilled labor to operate. More than 1,000 pumps are in use today in a wide range of industries, including power plants, steel mills and foundries, oil refineries, chemical and petrochemical plants, food processing facilities, shipyards and marine vessel operators and water treatment plants. In 1997, AES reported sales of $1,217,000 and a net loss of $464,000. For the six months ended June 30, 1998, AES has reported sales of $867,000 and a net profit of $52,400.

     In connection with the Merger, AES became a wholly-owned subsidiary of the Company, and the existing shareholders of AES received an aggregate of 3,750,000 shares of the Company's common stock in exchange for their AES stock. In connection with the Merger, the Company sold to certain AES stockholders or affiliates, at a purchase price (the "Purchase Price") of $0.50 for one share of common stock and one warrant to purchase one-half of one share of common stock, 1,000,000 shares of common stock plus warrants ("Warrants") to purchase up to 500,000 shares of common stock. The Warrants are exercisable any time prior to the third anniversary of their date of issuance at an exercise price of $2.00 per share. In addition, the Company also sold to Herbert M. Pearlman and certain other affiliates, at the Purchase Price, 250,000 shares of common stock and 125,000 Warrants. Prior to the Merger, the Company distributed to the pre-Merger stockholders of the Company one-half of one Warrant for each share of common stock held by them upon the effectiveness of the Merger, and 500,000 Warrants were issued to Helm and the Company's former management for pro rate distribution.

     Prior to the Merger, on September 28, 1998, the Company (i) effected a ten-for-one reverse stock split; (ii) changed the par value of its capital stock to $.001; and (iii) established the number of its authorized shares of capital stock after the reverse stock split to 30,000,000. Immediately prior to the Merger, the Company changed its name to "Teletrak Environmental Systems, Inc."

     In connection with the Merger, Herbert M. Pearlman, David S. Lawi, Joseph
J. Farley and William Lerner resigned from the Board of Directors of the Company. Added to the Board of Directors by designation of AES were Gerald P. McNamara, Gerd E. Reinig, Heinz Buhr, Glen

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Wegner and William Gagnon. Added to the Board of Directors by designation of
Helm was Fred Zeidman and Daniel Murphy. In addition, all officers of the Company resigned and were replaced with the following AES representatives:
Gerald P. McNamara, President and Chief Operating Officer; Gerd E. Reinig, Chairman and Chief Executive Officer; and Marcelle J. Landry, Secretary.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

     The audited financial statements of AES for the years ended December 31, 1996 and 1997 are as follows:

                            [LETTERHEAD OF BARIL & SMITH]






                                             May 29, 1998


To the Board of Directors and Stockholders of Advanced Environmental Systems, Inc.

                             INDEPENDENT AUDITOR'S REPORT
                             ----------------------------

We have audited the accompanying balance sheets of Advanced Environmental Systems, Inc. as of December 31, 1997 and 1996 and the related statements of operations and stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advanced Environmental Systems, Inc. as of December 31, 1997 and 1996, and the results of its operations and cash flows for the years then ended in conformity with generally accepted accounting principles.

                                   /s/ Baril & Smith
                                   Woburn, Massachusetts

                        ADVANCED ENVIRONMENTAL SYSTEMS, INC.
                                   BALANCE SHEETS
                             DECEMBER 31, 1997 AND 1996


                                        ASSETS
                                                        1997          1996
                                                     ----------    ----------
Current assets:
  Cash                                               $    5,777    $   15,974
  Accounts receivable, less allowance
   for doubtful accounts of $15,000 in 1997             235,217       138,652
  Stock subscription receivable                                       375,000
  Inventory (Note 2)                                    491,980       144,716
  Prepaid expenses                                       21,254        12,496
                                                     ----------    ----------

    Total current assets                                754,228       686,838
                                                     ----------    ----------


Property and equipment (Note 3)                         273,311       149,782
  Less - Accumulated depreciation                        43,688        10,907
                                                     ----------    ----------
                                                        229,623       138,875
                                                     ----------    ----------

Investment in affiliate (Note 7)                         23,000
                                                     ----------

                                                     $1,006,851    $  825,713
                                                     ==========    ==========

                         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Note payable (Note 4)                              $  290,000
  Current portion of long-term debt (Note 5)             24,416    $    9,918
  Accounts payable                                      314,629        16,864
  Due to affiliate                                       32,254        13,200
  Accrued income taxes                                                  4,100
                                                     ----------    ----------

    Total current liabilities                           661,299        44,082
                                                     ----------    ----------
Other liabilities:
  Deferred credit facility (Note 7)                      61,992
  Long-term debt (Note 5)                                62,656        92,358
  Deferred income taxes                                                 4,000
                                                     ----------    ----------

                                                        124,648        96,358
                                                     ----------    ----------
Commitments (Note 7)
Stockholders' equity:
  Common stock, no par value:
  Authorized -  200,000 shares
    issued and outstanding - 10,000 shares              690,128       690,128
  Accumulated deficit                                  (469,224)       (4,855)
                                                     ----------    ----------

                                                        220,904       685,273
                                                     ----------    ----------

                                                     $1,006,851    $  825,713
                                                     ==========    ==========

                   Read Accompanying Notes and Accountants' Report

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                        ADVANCED ENVIRONMENTAL SYSTEMS, INC.
                              STATEMENTS OF OPERATIONS
                   FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                        1997          1996
                                                     ----------    ----------

Net sales                                            $1,216,886    $  749,383

Cost of goods sold                                      808,891       388,803
                                                     ----------    ----------

Gross margin                                            407,995       360,580

Selling, general and administrative expenses            867,969       332,788
                                                     ----------    ----------

(Loss) income from operations                          (459,974)       27,792
                                                     ----------    ----------
Other expenses:
  Litigation settlement (Note 8)                                       20,836
  Interest expense                                        8,395         3,711
                                                     ----------    ----------

                                                          8,395        24,547
                                                     ----------    ----------

Net (loss) income before provision for income taxes    (468,369)        3,245

Provision (credit) for income taxes (Note 6)             (4,000)        8,100
                                                     ----------    ----------

Net loss                                             $ (464,369)   $   (4,855)
                                                     ==========    ==========


                   Read Accompanying Notes and Accountants' Report

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                        ADVANCED ENVIRONMENTAL SYSTEMS, INC.
                         STATEMENTS OF STOCKHOLDERS' EQUITY
                   FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                   SHARES        COMMON STOCK      ACCUMULATED
                                OUTSTANDING      NO PAR VALUE        DEFICIT
                                -----------      ------------      -----------

Issuance of 3,400 common shares
  in exchange for inventory,
  patterns and molds                 3,400        $ 120,000

Issuance of 3,400 common shares
  in exchange for machinery and
  equipment                          3,400          101,000

Issuance of 1,700 common shares
  for cash                           1,700           94,128

Issuance of 1,500 common shares
  for cash                           1,500          375,000

Net loss                                                            $  (4,855)
                                 ---------        ---------         ---------

Balance December 31, 1996           10,000          690,128            (4,855)

Net loss                                                             (464,369)
                                 ---------        ---------         ---------

Balance December 31, 1997           10,000        $ 690,128         $(469,224)
                                 =========        =========         =========



                   Read Accompanying Notes and Accountants' Report

                        ADVANCED ENVIRONMENTAL SYSTEMS, INC.
                              STATEMENTS OF CASH FLOWS
                   FOR THE YEAR ENDED DECEMBER 31, 1997 AND 1996


                                                        1997          1996
                                                     ----------    ----------
OPERATING ACTIVITIES
  Net loss                                           $ (464,369)   $   (4,855)
  Adjustments to reconcile net loss to net
    cash used by operating activities:
      Depreciation and amortization                      32,781        10,907
      Deferred income tax                                (4,000)        4,000
      Provision for doubtful accounts                    15,000

  (Increase) decrease in operating assets:
    Accounts receivable                                (111,565)      (64,716)
    Inventory                                          (347,264)       16,864
    Prepaid expenses                                     (8,758)     (138,652)
  Increase (decrease) in operating liabilities:
    Accounts payable                                    297,465        13,200
    Accrued  expenses                                    10,800       (12,496)
    Accrued income taxes                                 (3,800)        4,100
                                                     ----------    ----------

 Net cash used by operating activities                 (583,710)     (171,648)
                                                     ----------    ----------
INVESTING ACTIVITIES
  Investment in affiliate                               (23,000)
  Purchase of property and equipment                   (123,529)       (6,160)
                                                     ----------    ----------

Net cash used by investing activities                  (146,529)       (6,160)
                                                     ----------    ----------
FINANCING ACTIVITIES
  Advances from affiliate                               125,000
  Repayment to affiliate                                (54,754)
  Proceeds from note payable                            290,000       100,000
  Proceeds from sale of common stock                    375,000        94,128
  Repayment of long-term debt                           (15,204)         (346)
                                                     ----------    ----------

 Net cash provided by financing activities              720,042       193,782
                                                     ----------    ----------

(Decrease) increase in cash                             (10,197)       15,974

Cash at beginning of year                                15,974
                                                     ----------    ----------

Cash at end of year                                  $    5,777    $   15,974
                                                     ==========    ==========

Supplemental disclosure of cash flow information:
  Cash paid during year for:
    Interest expense                                 $   12,497    $    3,711


                   Read Accompanying Notes and Accountants' Report

                        ADVANCED ENVIRONMENTAL SYSTEMS, INC.
                           NOTES TO FINANCIAL STATEMENTS
                             DECEMBER 31, 1997 AND 1996


NOTE 1 - BUSINESS ACTIVITIES AND ACCOUNTING POLICIES

     BUSINESS ACTIVITIES

     The Company was incorporated under the laws of the Commonwealth of Massachusetts on January 4, 1996 and is engaged in the marketing distribution and licensing of industrial pumps and related equipment. The product is manufactured on a subcontract basis.

     ACCOUNTING POLICIES

     The significant accounting policies utilized by the Company are described below:

     REVENUE RECOGNITION

     The Company records sales and related cost of sales at the time of shipments if all conditions for a sale are met. Shipments on a consignment on demonstration basis are carried in inventory until a sale to a third party.

     USE OF ESTIMATES

     The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

     INVENTORY

     Inventory, which consists primarily of industrial pumps and related parts, is stated at first-in, first-out (FIFO) cost.

     PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost and depreciation is provided using the straight-line and accelerated methods. Expenditures for repairs and maintenance are charged to operations as incurred. Renewals and betterments which extend the lives of the assets are capitalized. The cost of property retired or sold, together with the related accumulated depreciation, is removed from the appropriate accounts and any resulting gain or loss is included in operations.

     INCOME TAXES

     Deferred income tax assets and liabilities arise from temporary differences between the financial reporting and tax basis of assets and liabilities that result in net taxable or deductible amounts in future periods. Deferred taxes are classified as current or noncurrent, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or noncurrent depending on the periods in which the temporary differences are expected to reverse.

     ADVERTISING

     The Company follows the policy of charging the costs of advertising to expense as incurred.


NOTE 2 - INVENTORY

     Inventory at December 31, 1997 and 1996 consist of the following:

                                                        1997          1996
                                                     ----------    ----------

     Components and replacement parts                 $447,010      $100,011
     Finished goods                                     44,970        44,705

                                                      $491,980      $144,716
                                                      ========      ========

NOTE 3 - PROPERTY AND EQUIPMENT

     The cost of property and equipment and the estimated useful lives used for computing depreciation at December 31, 1997 and 1996:

                                   ESTIMATED
                                  USEFUL LIFE       1997          1996
                                   ----------    ----------    ----------

Machinery and equipment               7 years    $  193,097    $  141,600
Office equipment                    3-7 years        58,657         8,182
Motor vehicles                        5 years        21,557
                                                 ----------    ----------

                                                 $  273,311    $  149,782
                                                 ==========    ==========

NOTE 4 - NOTE PAYABLE

The Company has a $300,000 revolving line of credit with a bank. The loan agreements provides for interest payable at the bank's prime rate plus 1.5% and is secured by all assets of the Company and the personal guarantees of the Company's stockholders. The revolving credit agreement is renewable annually on May 31, 1998.

NOTE 5 - LONG-TERM DEBT

Long-term debt at December 31, 1997 and 1996 consist of the following:

                                                            1997        1996
                                                         ----------  ----------

Note payable to bank with interest at prime plus 2%
(10.5%) secured by all assets of the Company and
the personal guarantees of the Company's shareholders,
due in monthly principal installments of $1,959, plus
interest through October 1, 2001.  Financial performance
covenants relative to debt service and leverage exist.      $86,164    $100,000

Obligation under capital lease secured by computer
equipment payable in 24 installments of $149, including
interest.                                                       908       2,276
                                                         ----------  ----------

                                                             87,072     102,276
Less - Amounts due within one year                          (24,416)     (9,918)

                                                         $   62,656  $   92,358
                                                         ==========  ==========

     The aggregate principal maturities for the years subsequent to December 31, 1997 are as follows:

     1999                     $23,508
     2000                      23,508
     2001                      15,640

     The Company is not in compliance with certain financial performance covenants as required by it's lending agreement. The bank is aware of this and is working with the Company to resolve.


NOTE 6 - INCOME TAXES

     The credit for income taxes represents the reversal of the prior year deferred tax liability. The Company has a net operating loss carryforward of approximately $450,000 which is available for fifteen years. The potential future tax benefit of $150,000 has been offset by a valuation reserve.


NOTE 7 - RELATED PARTY TRANSACTIONS

     On February 14, 1997, the Company entered into a ten year exclusive sales and distribution agreement with a stockholder for sale of the Company's products in Europe. The Company will offer this distributor a 5% discount from list price in return for an accelerated payment schedule.

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NOTE 7 - RELATED PARTY TRANSACTIONS - CONTINUED

     DEFERRED CREDIT FACILITY

     As part of a private placement equity financing closed in February 1997 the Company received a deferred credit facility of $125,000 from the shareholder. The Company has agreed to sell the shareholder products at a sales value of $125,000 over a three year period. The credit facility is non-interest bearing and payable through sales discounts over a three year period.

     INVESTMENT IN ECO-JET

     In 1997, the Company acquired a 15% interest in a European distributor whose majority ownership is held by a shareholder of the Company. Consideration for the investment of $23,000 is evidenced by a credit taken on sale made to the distributor.

     FACILITIES

     The Company occupies office and assembly space in a facility owned by a stockholder. Approximately 4,000 square feet is occupied as a tenant at will. A charge of $24,000 representing rent and utilities has been made.


NOTE 8 - LITIGATION

     A litigation claim was settled by the Company in 1997 for settlement of $10,000.


NOTE 9 - PURCHASE OF UNIQUE TOOL PRODUCT LINE

     On May 8, 1997, the Company purchased certain assets consisting of inventory, fixed assets, tooling, demo equipment, patent rights and other assets for a total consideration of approximately $208,000 of which $65,000 was paid at closing. The balance is due within a one year period as the inventory is sold.


NOTE 10 - PROPOSED MERGER

     In December 1997, the Company signed a letter of intent to enter into a merger with Teletrak Advanced Technology Systems, Inc. (Teletrak). The merger is proposed to be a tax free transaction and Advanced Environmental Systems, Inc. (AESI) will be the surviving corporation. The merger is expected to be completed in the second quarter of 1998.


NOTE 11 - SUBSEQUENT EVENTS

     On March 19, 1998, the Company agreed to sell its affiliate Eco-Jet, pumps having a sales value of $200,000. The transaction is intended to assist the Company with cash flows needs.

     In May, 1998, the Company entered into an agreement to be a sales representative for a manufacturer and purchase inventory with a list price of $50,000. The agreement stipulates that if the Company makes purchases totaling $250,000 by June 30, 2000, all rights to manufacture the product will be transferred to the Company.

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     (b)  PRO FORMA FINANCIAL INFORMATION.

     Unaudited pro forma financial information to be filed by amendment.

     (c)  EXHIBITS.

Exhibit
Number                             Exhibit Title
-------                            -------------

3.1            Certificate of Amendment to Certificate of Incorporation

10.1           Agreement and Plan of Merger

10.2           Form of Warrant

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                                      SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 22, 1999


                              TELETRAK ENVIRONMENTAL SYSTEMS, INC.
                              (Registrant)


                              By: /s/ Gerd E. Reinig
                                   ------------------------------------
                                   Gerd E. Reinig
                                   Chief Executive Officer

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                                    EXHIBIT INDEX
                                    -------------


Exhibit
Number                             Exhibit Title
-------                            -------------

3.1            Certificate of Amendment to Certificate of Incorporation

10.1           Agreement and Plan of Merger

10.2           Form of Warrant


















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